Exhibit 21


                       SUBSIDIARIES OF FIRST HEALTH GROUP CORP.


 First Health Strategies, Inc.            First Health Insurance Services, Inc.
 Incorporated in Delaware                 Incorporated in Illinois

 First Health Services Corporation        First Health Benefits Administrators
 Incorporated in Virginia                 Corp. Incorporated in Illinois

 First Health Life & Health Insurance     American Life and Health Insurance
 Company Incorporated in Texas            Company Incorporated in Missouri

 First Health Realty, Inc.                First Health Strategies of Ohio, Inc.
 Incorporated in Utah                     Incorporated in Ohio

 First Health Services of Arkansas, Inc.  Cambridge Life Insurance Company
 Incorporated in Arkansas                 Incorporated in Missouri

 CCN Managed Care, Inc.                   Preferred Works, Inc.
 Incorporated in Delaware                 Incorporated in Delaware

 First Health Services of South Carolina, First Health Strategies of Utah, Inc.
 Inc. Incorporated in Delaware            Incorporated in Utah

 First Health Strategies of Texas, Inc.   First Health Insurance Agency, Inc.
 Incorporated in Texas                    Incorporated in Massachusetts

 First Health Strategies of New Mexico,   First Health Services of Tennessee,
 Inc. Incorporated in New Mexico          Inc. Incorporated in Tennessee

 First Health Strategies of Pennsylvania  First Health Services of Florida, Inc.
 Inc. Incorporated in Pennsylvania        Incorporated in Delaware

 Midwest Benefits Corporation             First Health Services of Montana, Inc.
 Incorporated in Michigan                 Incorporated in Delaware

 First Peer Review of Tennessee, Inc.     First Peer Review of Oregon
 Incorporated in Delaware                 Incorporated in Delaware

 First Health Services of North           First Peer Review of Michigan, Inc.
 Carolina, Inc. Incorporated in Delaware  Incorporated in Delaware

 First Health Services of New York, Inc.  First Peer Review of Ohio, Inc.
 Incorporated in Delaware                 Incorporated in Delaware

 First Peer Review of Colorado            First Peer Review of Arizona, Inc.
 Incorporated in Delaware                 Incorporated in Delaware

 PPO Alliance                             Claims Administration Corp.
 Incorporated in California               Incorporated in Maryland

 HealthCare Value Management, Inc.        Federal Employee Plans, Inc.
 Incorporated in Massachusetts            Incorporated in Delaware

 Health Net Employer Services, Inc.       Health Net Plus Managed Care Services,
 Incorporated in California               Inc. Incorporated in California

 Health Net Comp-America, Inc.            PPO Oklahoma, Inc.
 Incorporated in Delaware                 Incorporated in Oklahoma

 Physicians CHOICE, LLC                   Winterbrook Healthcare Management II,
 Incorporated in Oklahoma                 LLC Incorporated in Texas